SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
September 13, 2007 (September 12, 2007)

Date of Report (Date of earliest event reported)
Hayes Lemmerz International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50303	32-0072578

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
15300 Centennial Drive, Northville, Michigan 48167

(Address of principal executive offices) (Zip Code)
(734) 737-5000

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     (a) Following the filing with the Securities and Exchange Commission of its Quarterly Report on Form 10-Q for the period ended July 31, 2007 (the “Second Quarter 10-Q”), Hayes Lemmerz International, Inc. (the “Company”) discovered that the weighted average shares outstanding data for the three months ended July 31, 2006 was incorrect in the Statement of Operations included in the Second Quarter 10-Q. The actual weighted average shares outstanding data for the three months ended July 31, 2007 was erroneously included as the weighted average shares outstanding for the three months ended July 31, 2006, and was used to calculate the loss per share data in the Statement of Operations for the three months ended July 31, 2006. As a result, on September 12, 2007, the Company’s Audit Committee determined that the loss per common share data for the three months ended July 31, 2006, as set forth in the Statement of Operations included in the Second Quarter 10-Q, should no longer be relied upon. No other periods or financial statements were affected by this error. The Company is filing an amended Quarterly Report on Form 10-Q/A to correct the error. The Audit Committee and management of the Company have discussed these matters with the Company’s independent auditors.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAYES LEMMERZ INTERNATIONAL, INC.
By:	/s/ Patrick C. Cauley
Patrick C. Cauley
Vice President, General Counsel and Secretary

Dated: September 13, 2007